SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: May 30, 2000
                       (Date of earliest event reported)

                                EDO Corporation
            (Exact name of Registrant as specified in its charter)

                                   New York
                (State or other jurisdiction of incorporation)

    1-3985                                           11-0707740
(Commission File Number)                  (I.R.S. Employer Identification No.)

60 East 42nd Street, Suite 5010, New York, NY                    10165
(Address of principal executive offices)                       (Zip Code)

                                 212-716-2000
              Registrant's telephone number, including area code


ITEM 4.   Changes in Registrant's Certifying Accountants

By unanimous written consent, effective May 30, 2000, the Board of Directors of EDO Corporation (the "Company"), upon recommendation of the Audit Committee of the Board of Directors, approved (i) the dismissal of KPMG LLP as independent auditors for the Company for 2000, and (ii) the appointment of Ernst & Young LLP, certified public accountants, as independent auditors for the Company for 2000.

The reports of KPMG LLP on the Company's financial statements for either of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1999, and in the subsequent interim period, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of KPMG LLP would have caused KPMG LLP to make reference to the subject matter in their report.

The Company has requested that KPMG LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated June 2, 2000, is filed as Exhibit 16 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 16: Letter from KPMG LLP

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              EDO Corporation
                                              (Registrant)

Date:   June 2, 2000                    By:   /s/ Darrell L. Reed
                                              ----------------------------
                                              Darrell L. Reed
                                              Vice President-Finance


                                 EXHIBIT INDEX

Exhibit No.                       Description

EX-16 Letter from KPMG LLP dated June 2, 2000 regarding termination of appointment as principal accountants for the Company.